EXHIBIT 11

                                                                      EXHIBIT 11


              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                       Three Months Ended
                                             June 30,
                                       ----------------------
                                         1996         1997
                                       --------     ---------
Primary:
Weighted average common
      shares outstanding                515,125      515,125
Dilutive effect of stock options          1,870        9,314
Average unallocated ESOP shares         (35,029)     (30,908)
Weighted average treasury
      shares purchased                  (36,483)     (83,966)
                                      ---------    ---------

Weighted average shares outstanding     445,483      409,565

Fully diluted:
Weighted average common
      shares outstanding                515,125      515,125
Dilutive effect of stock options          2,571       10,207
Average unallocated ESOP shares         (35,029)     (30,908)
Weighted average treasury
      shares purchased                  (36,483)     (83,966)
                                      ---------    ---------

Weighted average shares outstanding     446,184      410,458

Net earnings                          $ 132,211    $ 130,517
                                      =========    =========

Earning per share:
Primary                               $     .30    $     .32
                                      =========    =========

Fully diluted                         $     .30    $     .32
                                      =========    =========



Beginning with the completed stock offering date of October 11, 1994, the Company accounts for the 41,210 shares acquired by the Employee Stock Ownership Plan ("ESOP") in accordance with Statement of Position 93-6. In accordance with this statement, shares controlled by the ESOP are not considered in the weighted average shares outstanding until the shares are committed for allocation.